EXHIBIT 27(r)     POWERS OF ATTORNEY.


                                POWER OF ATTORNEY

                                 WITH RESPECT TO

                     UNITED OF OMAHA LIFE INSURANCE COMPANY

              VARIABLE ANNUITY AND VARIABLE LIFE INSURANCE PRODUCTS

I, Paula R. Meyer, hereby constitute and appoint Michael E. Huss and any such person(s) as Michael E. Huss may designate in writing directed to the Corporate Secretary of United of Omaha Life Insurance Company, and each of them, as my attorney-in-fact, each with the power of substitution, for me in any and all capacities, to sign any registration statements and amendments thereto and similar documents for United of Omaha Life Insurance Company variable annuity and variable life insurance products, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and necessary regulatory authorities of any State, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

This Power of Attorney is effective September 23, 2009 and remains in effect until revoked or revised.

                                                      /s/ Paula R Meyer
                                                      ------------------------
                                                      Paula R. Meyer, Director